                                                                   EXHIBIT 10.47

                                    L E A S E

     THIS LEASE, made this 15/th/ day of March, 2001, between ROYAL MANAGEMENT COMPANY, whose address is 7071 Orchard Lake Rd. #3133, West Bloomfield MI 48322 ("Landlord"), and Spectrum Managed Care of California, Inc., a Delaware corporation, whose address is 610 West Ash Street, Suite 1500, San Diego CA 92101 ("Tenant"),

                              W I T N E S S E T H:

LEASED         1.  Landlord is the owner of certain premises and parking areas
------
PREMISES       situated at 37650 Professional Center Dr., the ("Building")
--------
               approximately 24,473 square feet (a.k.a. Bldg. A) located in the
City of Livonia, WAYNE COUNTY. In consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, Landlord hereby leases unto Tenant the following portion of the Building in which the demised premises are located: SUITE 100A containing approximately 3,084 rentable square feet, the ("Premises") together with the right to use the parking of thirty (30) common spaces and common facilities, in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building in which the demised Premises are located. Landlord shall have the right to make reasonable rules and regulations governing the use of the parking and common facilities and to alter and modify these facilities from time to time. Said alterations or modifications shall not negatively impact or impair Tenant's use of or access to the leased premises. Rules and regulations reasonably imposed by Landlord shall be enforced equally among all of the Building tenants.

TERM 2. The term of this lease shall be for a period of three (3) years, commencing on April 1, 2001 and ending on March 31, 2004.
Tenant will not have to pay rent on "expansion space" as identified in lease rider exhibit until all of the following have occurred: the Premises have been substantially completed pursuant to Landlord and Tenant's mutually agreed upon space plan. Tenant can reasonably conduct its business and all governmental agencies having jurisdiction have authorized Tenant's occupancy.
     In the event Landlord fails to deliver the leased Premises on the commencement date because the leased Premises are not then ready for occupancy, or because the previous occupant of the Premises is holding over, or for any other cause, Landlord shall not be liable to tenant for any damages as a result of Landlord's delay in delivering the leased Premises and the commencement date of this lease and obligation to pay rent shall be postponed until such time as the leased Premises are ready for Tenant's occupancy. Notwithstanding, Tenant shall the right to terminate this lease in the event Landlord cannot deliver the leased Premises within ninety (90) days of lease execution.

RENT           3.  Tenant shall pay to the Landlord as rent for the leased
               Premises during each year of the term of the lease at the office of the Landlord, or at such other location as designated by the Landlord, in writing, without any prior demand therefore and without any deduction or setoff whatsoever the following sums payable in the following manner:
     1/ST/ YEAR (4/1/01 - 3/31/02) = $4,754.50 PER MONTH
     2/ND/ YEAR (4/1/02 - 3/31/03) = $4,992.23 PER MONTH (5% ESC.)
     3/RD/ YEAR (4/1/03 - 3/31/04) = $5,241.84 PER MONTH (5% ESC.)
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USE AND        4.  During the continuation of this lease, the leased Premised
OCCUPANCY      shall be used and occupied for office and incidental purposes.
Tenant shall not use the leased Premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the leased Premises, the Building or violate the quite enjoyment of the other tenants of the building in which demised Premises are located.

UTILITIES &    5.  Landlord shall provide Tenant with hot and cold running water
SERVICES       from regular building fixtures, sufficient and reliable heating and air conditioning for the reasonable comfort of Tenant and electricity for normal business usage. The tenant will be billed monthly its prorata share of Building A for its electric use. Portion to be billed is thirteen.four per cent (13.4% of Building A's electric bill. The Landlord shall furnish hot and cold running water at its sole cost and expense.

REPAIRS 6. The Landlord after receiving written notice from the Tenant and having reasonable opportunity thereafter to obtain the necessary workmen therefor agrees to keep in good order and repair the roof, the four outer walls of the leased Premises, the common areas, the gas furnace, main electrical lines but not the doors, door frames, the window glass, window casing, window frames, electrical or plumbing items within the leased Premises.
                    6a. In the event that the Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the leased Premises or of the Building (unless the same result from tenant's act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch and should the making of such repairs, alterations or improvement cause any interference with Tenant's use of the leased Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder. In the event Premises are untenantable for five (5) consecutive days, for reasons that are within the reasonable control of Landlord, Tenant reserves the right of termination or reasonable rent abatement.

ALTERATIONS         7.  Tenant shall not make any alterations, additions or
                    improvements to the leased Premises (whether or not the same may be structural in nature) without Landlord's prior written consent, which shall not be unreasonably withheld and all alterations, additions or improvement made by either party hereto the leased Premises, except movable office furniture and equipment installed at Tenant's expense, shall at the option of the Landlord, be considered the property of Landlord and remain upon and be surrendered with the leased Premises at the expiration of the term hereof. If the Landlord so elects, the Tenant shall remove all such alterations, additions and improvements at the expiration of the term of this lease so as to yield the leased Premises in the condition as when taken, reasonable use and wear thereof excepted. Landlord shall advise Tenant at the time any request for improvements are made whether said improvements shall be required to be removed from the Premises prior to lease termination.

ASSIGNMENT &        8.  Tenant will have the right to assign or sublease to any
SUBLETTING          affiliate without Landlord's consent, but with notice.
                    Tenant will have the right to assign or sublease to
non-affiliates with Landlord's consent, which may not be unreasonably withheld, conditioned or delayed. Sublessee must comply with all conditions of the master lease.

INSURANCE &         9.  Tenant shall, during the entire term thereof, procure
INDEMNIFICATION     and keep in full force and effect, a policy of public
                    liability and property damage insurance with respect to the leased Premises, and the business operated by Tenant, in which the limits of public liability shall not be less than One Million Dollars ($1,000,000.00) for personal injury and in which the limits of property damage liability shall be not less than Fifty Thousand ($50,000.00) Dollars plus such other insurance as shall be appropriate in light of Tenant's operations. Such policy shall name Landlord, any person, persons, entities, organizations, firms or corporations designated by Landlord, including any assignees of Landlord and Tenant as insured, and shall contain a clause that the insurer will not cancel or materially alter such insurance without first giving the Landlord twenty (20) days notice thereof. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate notice thereof. The copy of the paid-up policy evidencing such insurance shall be delivered to Landlord when this lease is signed by the Tenant and on each anniversary of the said policy. In the event Tenant shall fail to procure such insurance, or shall fail to keep such insurance in full force and effect during the entire term hereof, Landlord may, at its option and in addition to any other remedies, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent upon demand by Landlord.

FIRE 10. In the event the leased Premises are damaged or destroyed whole or in part by fire or other casualty during the term hereof, Landlord shall, at its own expense, repair and restore the same to tenantable condition with reasonable dispatch and the rent herein provided for shall abate entirely in case the entire leased Premises are untenantable and prorate for the portion rendered untenantable, in the event of partial untenantability, until such time as the leased Premises are restored to tenantable condition. If the leased Premises cannot be restored to tenantable condition within a period of ninety (90) days, Landlord or Tenant at their sole discretion, shall have the right to terminate this lease upon written notice to the respective party and any rent paid for any period in advance of date of such damage and destruction shall be refunded to Tenant. If the leased Premises are damaged due to fire or other casualty, Tenant shall at its own cost and expense remove such of its furniture and other belongings from the leased Premises as landlord shall require in order to repair and restore the leased Premises.

                  10a. In the event the Building in which the demised Premises are located is destroyed to the extent of more than one-quarter of the then value thereof, Landlord shall have the right to terminate this lease upon written notice to Tenant, in which event any rent paid in advance of the date of such destruction shall be refunded to Tenant.
                  10b. Landlord shall be the sole judge of the extent of the untenantability of the leased Premises, the extent of the damages to the Building and of the time required for repair and rebuilding. Notwithstanding, Landlord shall demonstrate a reasonable commercial basis for its judgement subject to the rendering of appropriate and timely professional opinions from licensed contractors, architects, engineers and state, local or federal governing bodies with jurisdiction.

EMINENT           11.   If the whole or any substantial part of the leased
DOMAIN            Premises or the Building in which they are located shall be taken by any public authority under the power or eminent
domain, then the term of this lease shall cease on the part so taken on the date possession of that shall be required for public use, and any rent paid in advance of such date shall be refunded to Tenant and Landlord and Tenant shall each have the right to terminate this lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this lease, Landlord shall make all necessary repairs to the leased Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the leased Premises not taken under the power of eminent domain, under the same terms and condition as are here provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the leased Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the leased Premises; provided however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of fixtures or moving expenses.

INCREASED REAL    12.   Tenant shall pay to Landlord, as additional rent, the
ESTATE TAXES      amount by which the real estate taxes applicable to the leased
                  Premises during the term of this lease exceed the real estate taxes applicable to the leased Premises during the base lease year. Tenant's proportionate share of all such real estate taxes shall be paid in whole or in monthly installments once the latest tax bills are received and computed.
                  12a. For purpose hereof, the following terms shall have the meanings hereinafter set forth: "REAL ESTATE TAXES" shall mean the portion of all taxes and assessments which may be levied or assessed by all lawful authorities during the term of this lease against the land, buildings and improvement comprising of the Building. The Tenant's proportionate share of the real estate taxes shall be determined by multiplying the real estate taxes attributable to the Buildings by a fraction, the numerator of which shall be the square footage of the leased Premises and the denominator of which shall be the total number of square feet of constructed gross leaseable area in the Buildings. Should the United States, the state of Michigan or any political subdivision thereof or any governmental authority having jurisdiction thereover either: (i) impose a tax and/or assessment of any kind or nature upon, against, measured by or with respect to the rentals payable by tenants in the buildngs to Landlord or on the income of Landlord derived from the Building (including that portion of Landlord's Michigan since business tax for each calendar year of this lease attributable to the Building, computed as if the buildings were Landlord's only business activity) or with respect to the Landlord's or the individual's or entities which from the Landlord herein, ownership of the land and Building, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto;
(ii) impose a tax or surcharge of any kind or nature, upon, against or with respect to the parking areas or the number of parking spaces serving the buildings, then and in either or both of such events, such tax assessment and/or surcharge shall be deemed to constitute real estate taxes for the purpose of this paragraph 12 and Tenant shall be obligated to pay its proportionate share thereof as provided herein.
     "BASE LEASE YEAR" shall mean the calendar year in which the term of this lease commences.
                  12b.  In addition to the foregoing, Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, or investment of Tenant in the leased Premises, or any personal property of any kind owned, installed or used by Tenant including Tenant's leasehold improvements or on Tenant's right to occupy the lease Premises.
                  12c.  For purposes hereof, it is understood that the leased
Premises constitute 13.4% percent of the number of square feet of constructed gross leaseable area of Building "A" which is approximately 24,473 square feet in which the demised Premises are located. The Building is measured per BOMA 1996 standard for measurement of office space and is subject to field verification if the project changes.

MAINTENANCE           13.  The Landlord shall maintain the parking space, the
OF PARKING            parking lights and the landscaping. This includes snow
SPACES & LANDSCAPING removal, sweeping and cleaning of all exterior areas, at Landlord's sole cost and expense.

CONDITION             14.  Tenant shall accept the leased Premises in its
OF PREMISES           present condition, subject however to the improvements, in any, which the Landlord hereby undertakes to complete as
specified in the rider attached to this lease which is reference made a part hereof. If no rider is attached to this lease, the Landlord assumes no responsibility whatsoever for any improvements to the leased Premises. Tenant acknowledges that no representation as to the condition of the leased Premises have been made by Landlord or its agents and no obligation as to repairing, improving or adding to the same has been assumed by Landlord. Any changes, alterations, repairs or decorations to make the leased Premises suitable for the occupancy of Tenant shall be made at Tenant's cost and expense, subject to Landlord's consent as set forth in paragraph 7 hereof.

QUIET                 15.  Landlord warrants that Tenant, upon paying the rents
ENJOYMENT             herein provided and in performing each and every covenant
                      hereof, shall peacefully and quietly hold, occupy and
enjoy the leased Premises throughout the term hereof, without molestation or hindrance by any person whomsoever.

SUBORDINATION         16.  Landlord reserves the right to subject and
                      subordinate this lease at all times to the lien of any
mortgage or mortgages now or hereafter placed upon Landlord's interest in the leased Premises and on the land and buildings of which the leased Premises are a part or upon any building hereafter placed upon the land of which the leased Premises are a part; provided, however, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this lease.

NON-                  17.  Landlord shall not be responsible or liable to Tenant
LIABILITY             for any loss or damage that may be occasioned by or
                      through the acts or omissions of persons occupying
adjoining premises or any part of the premises adjacent to or connected with the leased Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the leased Premises from any cause whatsoever except for Landlord's negligence or willful misconduct. In the event of any sale or transfer (including any transfer by operation of law) of the leased Premises, Landlord (and any subsequent owner of the leased Premises making such a transfer) shall be relived from any and all obligations and liabilities under this lease except such obligations and liabilities as shall have arisen during the Landlord's (or such subsequent owner's) respective period of ownership provided that the transferee assumes in writing all of the obligations of the Landlord under this lease.

NON-WAIVER            18.  One or more waivers of provision by Landlord shall
                      not be construed as a waiver of a subsequent breach of the same provision, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

BANKRUPTCY            19.  In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant
shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then in any of such events, Landlord may terminate this lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then Landlord shall not have the right to terminate this lease as long as Tenant performs its obligations hereunder.

LANDLORD'S            20.  In the event Tenant shall fail to pay the rent
REMEDIES              reserved herein when due, Tenant agrees that for each day
                      the rent or any payment is overdue a late payment penalty
in the amount of Ten Dollars ($10.00) per day shall be paid except for the first five (5) days of the month (Grace Period), and Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within five (5) days after receipt of such notice, Landlord shall in addition to its other remedies provided by law, have the remedies set forth in subparagraphs below.

                    20a. If Tenant shall be in default in performing any of the terms of this lease other than the payment of rent, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within twenty (20) days after receipt of such notice, or if the default is of such a character as to require more than a twenty (20) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including paragraph 20 above and shall be paid by Tenant with the next monthly installment of rent.
                    20b. If any rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this lease and such default has not been cured after notice and within the time provided in paragraph 20 and subparagraph 20a above, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this lease or from time to time, without terminating this lease, relet the Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The avails of such reletting shall be applied first to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to the Landlord.
                    20c. All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any rights and remedies allowed by law.

ENTIRE              21.  This lease and the attachments hereto shall constitute
AGREEMENT           the entire agreement the parties hereto; all prior
                    agreements between the parties whether written or oral are merged herein and shall be of no force and effect. This lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

NOTICES 22. Whenever under this lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof of such notice to Tenant is in writing addressed to Tenant at:
610 West Ash Street, Suite 1500, San Diego, CA 92101, Attention Jon Sevison with a copy to Tenant at the leased Premises and a copy to Burnham Real Estate Services, Corporate Advisory Services, 610 West Ash Street, Suite 1900, San Diego, CA 92101 and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to the last known post office address of Landlord and deposited in the mail, certified or registered mail with postage prepaid.

SUCCESSORS          23.  This lease shall insure to the benefit of and be
                    binding upon the parties hereto, their respective heirs,
administrators, executors, representatives, successors and assigns.

SECURITY            24.  As security for the faithful performance by Tenant of
DEPOSIT             all of the terms and conditions upon the Tenant's part to be performed, Tenant has this day deposited with the Landlord the sum of Four Thousand Seven Hundred Fifty-Four & 50/100 ($4,754.50) Dollars, which shall be returned to Tenant, without interest, upon the expiration of this Lease, provided that Tenant has fully and faithfully performed all of the terms, convenants and conditions on its part to be performed. Landlord shall have the right (but not the obligation) to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease. Landlord shall not be obligated to keep such security deposit as a separate fund but may mix such security deposit with Landlord's own funds.
                    24a. In the event of a sale of the building, or of the lease of the land on which it stands, the Landlord shall have the right to transfer this security to the vendee or lessee and the Landlord shall be considered released by Tenant from all liability for the return of such security and Tenant shall look solely to the new Landlord for the return of the said security. It is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord and any attempt to do so shall be void. In the event of any rightful and permitted assignment of this lease, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have not further liability with respect to the return of said security deposit to the assignor. Any mortgage of Landlord shall be relieved and released from any obligation of return such security in the event such mortgagee comes into possession of the leased Premises and/or the Building by reason of foreclosure of its security interest or any proceeding in lieu thereof.

RENEWAL 26. Tenant shall have the option to extend this lease for an additional period of three years with the same terms and conditions contained herein, except that the rental shall be negotiated at the time of renewal.

HOLDING OVER        27.  If Tenant holds over after the term of this lease, it is agreed that the tenancy thereafter shall be from month to month only, subject to all the conditions and terms of this lease, except that Tenant shall be obligated to pay therefor a monthly rental, equal to 125% of the monthly rent in effect and payable under the terms immediately preceding the hold over period under the terms of this lease. The provisions of this Section shall not waive nor in any way affect Landlord's right to re-enter and re-possess the Premises as elsewhere provided in this lease or as provided by law; but in the event that Tenant shall fail after demand by Landlord to deliver up possession to Landlord upon any termination of this lease (whether at the end of the term, or earlier upon Tenant's default, or otherwise), Tenant shall be liable to Landlord for the rent hereinbefore provided but without any rights of tenancy and solely as one forcibly detaining possession of the Premises.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

LANDLORD: ROYAL MANAGEMENT COMPANY            WITNESS:


/s/ Cristy Evangelista                        /s/ [ILLEGIBLE]
-------------------------------------------   ----------------------------------
CHRISTY EVANGELISTA
DIRECTOR OF OPERATIONS


TENANT: SPECTRUM MANAGED CARE OF CALIFORNIA   WITNESS:


/s/ John Sevison  Exec. VP                    /s/ [ILLEGIBLE]
-------------------------------------------   ----------------------------------
John Sevison
Date: 3/29/01                                 Date: 3/29/01



STATE OF MICHIGAN         )
                          )SS.
COUNTY OF OAKLAND         )


     On this ____ day of _____________________, ________,
before me, a notary public in and for said county, personally appeared known to me to be the person described in and who executed the within instrument and then acknowledged the execution thereof to be his/her free act and deed.

Notary Public, Oakland County, Michigan
My commission expires:

                                   LEASE RIDER

     1. Landlord will provide new building standard carpet, except for the conference room and the two north offices. Landlord will provide building standard paint throughout the leased Premises.

     2. Landlord will provide buildout according to attached space plan. Said plan shall be mutually agreed to and approved by Landlord and Tenant prior to commencing the improvements. The approved plan shall be attached as an exhibit to the lease.

     3.   Landlord will remove sink from existing office.

     4. Landlord will replace vinyl tile in one (1) bathroom and one (1) lunch room.

     5. Landlord and Tenant shall do their best to complete Tenant's improvements after normal working hours.

     6. Landlord shall abate the second and the third month's rent by a total of $8,993.15 (month three tenant will owe $515.85) in lieu of broker's commission.

     7.   Hazardous Substances:
          Landlord, to the best of his knowledge, provides a representation that there are no hazardous substances located in or abut the Premises or other parts of the Project. It shall be the responsibility of Landlord at its sole cost and expense to remove any toxic materials prior to the commencement of tenant improvement construction to indemnify and hold Tenant harmless from any future action, which might occur as a result of the presence of toxic materials.

     8. Landlord states that the April's monthly rent due is $3,515.00 and the current square footage equals 2,280. Upon completion of the expansion space, the monthly rent due will be $4,754.60 and the total new square footage will be 3,084.

LANDLORD: ROYAL MANAGEMENT COMPANY


/s/ Cristy Evangelista                         Date: 4-4-01
------------------------------------------           ----------
CRISTY EVANGELISTA
DIRECTOR OF OPERATIONS


TENANT: SPECTRUM MANAGED CARE OF CALIFORNIA


/s/ John Sevison Exec. VP                      Date: 3/29/01
------------------------------------------           ----------
John Sevison

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                                     [PLAN]

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                                  [SPACE PLAN]

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                                     [PLAN]